                                                                      EXHIBIT 11

                      COTTON STATES LIFE INSURANCE COMPANY
                 Statement re: Computation of Per Share Earnings
                  (Amounts in thousands, except per share data)

The following computations set forth the calculations of basic and diluted net income per common share and common share equivalents for the three-month period ended December 31, 2001 and 2000.

                                                                                        BASIC           DILUTED
                                                                                        INCOME          INCOME
                                                                                      PER SHARE        PER SHARE
                                                                                      ---------        ---------
For the three months ended December 31, 2001
  Net Income                                                                           $  1,757           1,757
                                                                                       ========          ======
Weighted average number of common
  shares outstanding                                                                      6,336           6.336
Common share equivalents resulting
  from: dilutive stock options                                                               --              --
        restricted stock                                                                     --             163
                                                                                       --------          ------
Adjusted weighted average number
  of common and common equivalent
  shares outstanding                                                                      6,336           6,499
                                                                                       ========          ======

  Net income per common share                                                          $   0.28            0.27
                                                                                       ========          ======

For the three months ended December 31, 2000
  Net Income                                                                           $  1,897           1,897
                                                                                       ========          ======
Weighted average number of common
  shares outstanding                                                                      6,345           6,345
Common share quivalents resulting
  from: dilutive stock options                                                               --               8
        restricted stock                                                                     --             118
                                                                                       --------          ------
Adjusted weighted average number
  of common and common equivalent
  shares outstanding                                                                      6,345           6,471
                                                                                       ========          ======

  Net income per common share                                                          $   0.30            0.29
                                                                                       ========          ======

                                                                      EXHIBIT 11

                      COTTON STATES LIFE INSURANCE COMPANY
                 Statement re: Computation of Per Share Earnings
                  (Amounts in thousands, except per share data)

The following computations set forth the calculations of basic and diluted net income per common share and common share equivalents for the twelve-month period ended December 31, 2001 and 2000.

                                                                                        BASIC           DILUTED
                                                                                        INCOME          INCOME
                                                                                      PER SHARE        PER SHARE
                                                                                      ---------        ---------
For the twelve months ended December 31, 2001
  Net Income                                                                           $  6,446           6,446
                                                                                       ========          ======
Weighted average number of common
  shares outstanding                                                                      6,343           6,343
Common share equivalents resulting
  from: dilutive stock options                                                               --              14
        restricted stock                                                                     --             163
                                                                                       --------          ------
Adjusted weighted average number
  of common and common equivalent
  shares outstanding                                                                      6,343           6,520
                                                                                       ========          ======

  Net income per common share                                                          $   1.02            0.99
                                                                                       ========          ======

For the twelve months ended December 31, 2000
  Net Income                                                                           $  7,606           7,606
                                                                                       ========          ======
Weighted average number of common
  shares outstanding                                                                      6,346           6,346
Common share quivalents resulting
  from: dilutive stock options                                                               --               2
        restricted stock                                                                     --             118
                                                                                       --------          ------
Adjusted weighted average number
  of common and common equivalent
  shares outstanding                                                                      6,346           6,466
                                                                                       ========          ======

  Net income per common share                                                          $   1.20            1.18
                                                                                       ========          ======


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